UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2006

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28830	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

615 North Wabash, Chicago, IL 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On May 3, 2006, the Board of Directors of Navigant Consulting, Inc. (the “Company”) elected David E. Wartner, 39, to be the Company’s Vice President and Controller. Prior to joining the Company, Mr. Wartner served as Vice President, Finance and Corporate Controller of Packaging Dynamics Corporation since January 2005. Mr. Wartner served as Vice President and Chief Financial Officer of SEI Information Technology from 2003 to January 2005 and of Packaging Dynamics Corporation from July 2002 to December 2002. Mr. Wartner served as Vice President and Corporate Controller of Ivex Packaging Corporation prior to July 2002. Mr. Wartner earned his B.S. degree in Accounting from Miami University and a Masters in Business Administration from the J.L. Kellogg Graduate School of Management. He also holds a Certified Public Accounting designation.

The employment agreement with Mr. Wartner, our Vice President and Controller, is for a rolling one-year period, such that the remainder of the term shall always be one full year, provides for an annual base salary, which is subject to adjustment from time to time, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Wartner for other than cause (as defined in the agreement) or Mr. Wartner terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Wartner an amount equal to the sum of his base salary and the average of his annual bonus for the immediately preceding three years. However, if Mr. Wartner terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Wartner other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Wartner’s employment is terminated for any reason during the one year period following a change in control (as defined in the agreement), or if such employment is terminated by Mr. Wartner for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Wartner an amount equal to two times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2006, the Board of Directors approved an amendment to Article 6 of the Company’s By-Laws. The purpose of the amendment is to clarify that employee titles such as “vice president,” “managing director” and “director” may be conferred on individuals who are not members of the Board of Directors or corporate officers. Regardless of title, only those individuals who are elected by the shareholders are members of the Company’s Board of Directors; only those individuals elected by the Board of Directors are corporate officers. The foregoing description of the amendment to the Company’s By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

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ITEM 9.01. Financial Statements and Exhibits.

(d) The following items are included as Exhibits to this report:

3.1	Amended and Restated By-Laws of the Company

10.1	Employment Agreement effective as of May 3, 2006 between the Company and David E. Wartner

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: May 8, 2006	By:	/s/ Philip P. Steptoe
Philip P. Steptoe Vice President, General Counsel and Secretary

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